UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

AMETEK, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 647-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AME	New York Stock Exchange

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Tod E. Carpenter was appointed to the Board of Directors of AMETEK, Inc., or the “Company,” effective June 17, 2019, to serve as a Class III Director until the 2021 Annual Meeting. Mr. Carpenter joined the Board as an independent director. There is no arrangement or understanding between Mr. Carpenter and any other person pursuant to which he was appointed as a director.

Non-employee directors receive compensation for service as a director as described in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 12, 2019. Non-employee directors receive an annual basic retainer fee of $100,000, payable in advance in equal quarterly installments. Accordingly, Mr. Carpenter will receive the pro rata portion of the annual fee for 2019. Non-employee directors also receive an annual equity award with a target value of $155,000.

On June 17, 2019, the Company issued a press release announcing Mr. Carpenter’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Copy of press release issued by AMETEK, Inc. on June 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

June 17, 2019	By:	/s/ Thomas M. Montgomery

		Name:	Thomas M. Montgomery
		Title:	Senior Vice President - Comptroller